Exhibit 99.1

OUTFRONT MEDIA REPORTS SECOND QUARTER 2015 RESULTS
Revenues of $384.7 million, up 15.0% on a reported basis
Adjusted OIBDA of $119.1 million, up 8.0% on a reported basis
AFFO of $71.4 million; Operating Income of $54.6 million; Net income of $22.2 million
Quarterly dividend of $0.34 per share, payable September 30, 2015

NEW YORK, August 6, 2015 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended June 30, 2015.

“Our business generated 2.8% organic year-over-year revenue growth led by particularly strong transit results, which continued to benefit from improved national advertising,” said Jeremy Male, Chairman & Chief Executive Officer. “We are focused on improving the performance of our domestic billboard business, and sustaining transit’s outstanding performance across the U.S. We’re also pleased to have extended the New York City subway advertising contract, and are excited by our new digital hardware and software solutions to drive future benefits for our clients, transit partners, and shareholders.”

Second Quarter Results	Three Months Ended June 30,
	2015			2014
$ in Millions, except per share amounts	Reported	On an Organic Basis[1]	REIT-Comparable Basis[2]	Reported	On an Organic Basis[1]	REIT-Comparable Basis[2]
Revenues	$384.7	$335.6	$384.7	$334.4	$326.6	$334.4
Adjusted OIBDA	119.1	NA	119.1	110.3	NA	108.7
Operating Income	54.6	NA	57.5	58.3	NA	56.7
Net Income	22.2	NA	24.2	22.4	NA	35.2
Funds From Operations (FFO)	71.9	NA	73.4	66.4	NA	79.2
Adjusted FFO (AFFO)	71.4	NA	71.4	57.7	NA	77.7
AFFO per share*	NA	NA	$0.52	NA	NA	$0.57
* per diluted adjusted weighted average share

Second Quarter 2015 Results

Consolidated
Reported revenues of $384.7 million increased $50.3 million, or 15.0%, for the second quarter of 2015 as compared to the same prior-year period. On an organic basis, revenues of $335.6 million for the second quarter of 2015 were up 2.8% compared to the same prior-year period.

Reported billboard revenues of $280.1 million increased $35.9 million, or 14.7%, due to acquisitions and increased revenues from digital, partially offset by foreign currency exchange losses. On an organic basis, billboard revenues were down 1.0% compared to the second quarter of 2014 due to lower billboard results in the U.S.

Reported transit and other revenues of $104.6 million increased $14.4 million, or 16.0%, due to stronger market conditions in local and national advertising, as well as acquisitions. On an organic basis, transit and other revenues increased 12.7% over the second quarter of 2014.

Total Operating expenses of $206.4 million grew $34.8 million, or 20.3%, primarily as a result of acquisitions and higher transit franchise expenses driven by higher transit revenues. Selling, General and Administrative expenses (“SG&A”) of $63.6 million grew $8.2 million, or 14.8% over the three months ended June 30, 2014, primarily as a result of acquisitions, a $2.2 million increase in strategic business development expenses, and $1.6 million of incremental stand-alone costs.

Reported Adjusted OIBDA of $119.1 million increased $8.8 million, or 8.0%.

Segment Results

United States
Reported revenues of $346.1 million increased $55.0 million, or 18.9%, for the second quarter of 2015 as compared to the same prior-year period. On an organic basis, revenues were $297.0 million for the second quarter of 2015, an increase of 2.8% from the same prior-year period, reflecting growth in digital revenues, and strong local and national transit advertising sales. On an organic basis, billboard revenues were down 1.7% due to proactive organizational changes in certain markets. On an organic basis, transit and other revenues were up 13.8% compared to the second quarter of 2014 driven by increased advertiser demand for transit displays. Reported Adjusted OIBDA of $121.0 million increased $14.6 million, or 13.7%, primarily due to acquisitions, partially offset by a $0.6 million increase in strategic business development expenses and $0.1 million of incremental stand-alone costs.

International
Reported revenues of $38.6 million decreased $4.7 million, or 10.9%, in the second quarter of 2015 as compared to the same prior-year period due to the impact of foreign currency exchange. Organic revenues increased $0.9 million, or 2.4%, led by solid growth in Mexico. On an organic basis, billboard revenues were up 3.4% and transit and other revenues were down 3.6% compared to the second quarter of 2014. Reported Adjusted OIBDA decreased $2.0 million to $7.5 million in the second quarter of 2015 as compared to the same prior-year period due to product and geographic mix and the impact of foreign currency exchange rates.

Corporate
Corporate costs, excluding stock-based compensation, increased $3.8 million to $9.4 million in the second quarter of 2015 compared to the same prior-year period, including a $1.6 million increase in strategic development expenses and $1.5 million of incremental stand-alone costs.

Interest Expense
Net Interest expense in the second quarter of 2015 was $28.9 million, including amortization of deferred financing costs of $1.4 million, as a result of the incurrence of $1.6 billion of indebtedness on January 31, 2014, $600 million of indebtedness on October 1, 2014 related to acquisitions, and $100 million of indebtedness on March 30, 2015. The weighted average cost of debt at June 30, 2015, was 4.7%.

Income Taxes
The provision for income taxes was $4.5 million in the second quarter of 2015 compared to $17.6 million in the second quarter of 2014.  On July 17, 2014, we began operating in a manner that will allow us to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Cash paid for income taxes in the second quarter of 2015 was $0.6 million as compared to $23.5 million in the same prior-year period.

Net Income per Common Share
Net income attributable to common shareholders was $22.2 million in the second quarter of 2015 as compared to $22.4 million in the same prior-year period. Net income for the second quarter of 2015 was impacted by higher depreciation and amortization expense from acquisitions, the incurrence of interest expense, incremental stand-alone costs, increased strategic business development expenses and restructuring charges, partially offset by contributions from acquisitions and lower taxes due to our conversion to a REIT. Diluted weighted average shares outstanding were 137.8 million for the second quarter of 2015. Net income per diluted weighted average share was $0.16 for the second quarter of 2015 as compared to $0.19 in the same prior-year period. Net income per diluted adjusted weighted average share on a REIT-comparable basis was $0.18 for the second quarter of 2015 as compared to $0.26 in the same prior-year period.

FFO & AFFO
FFO was $71.9 million in the second quarter of 2015, an increase of $5.5 million from the same prior-year period, driven primarily by acquisitions, offset by higher interest expense and incremental stand-alone costs, net of tax. FFO on a REIT-comparable basis was $73.4 million in the second quarter of 2015 and $79.2 million in the second quarter of 2014. AFFO was $71.4 million in the second quarter of 2015, an increase of $13.7 million over the same prior-year period due to acquisitions and lower income taxes due to our conversion to a REIT. AFFO on a REIT-comparable basis was $71.4 million in the second quarter of 2015 and $77.7 million in the second quarter of 2014.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $74.1 million for the six months ended June 30, 2015 decreased $0.9 million compared to $75.0 million during the same prior-year period, primarily due to higher use of working capital due to a higher percentage of national sales, which have a longer collection period, a decrease in accrued rent and lower net income, partially offset by lower cash paid for income taxes and the impact of acquisitions. Total capital expenditures decreased $1.6 million to $27.7 million for the six months ended June 30, 2015.

Dividends
In the three months ended June 30, 2015, the Company paid a regular cash dividend of $47.1 million.

The Company announced on July 30, 2015 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.34 per share payable on September 30, 2015, to shareholders of record at the close of business on September 10, 2015.

Balance Sheet and Liquidity
As of June 30, 2015, the Company’s liquidity position included cash of $68.4 million and $394.4 million of availability under its $425.0 million revolving credit facility, net of $30.6 million of issued letters of credit against the revolving credit facility. Total debt outstanding at June 30, 2015 was $2.3 billion, primarily consisting of a $798.4 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums.

Conference Call
The Company will host a conference call to discuss the results on August 6, 2015 at 4:30 p.m. Eastern Time. The conference call numbers are 888-510-1783 (U.S. callers) and 719-457-2633 (International callers) and the passcode for both is 7765971. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media (NYSE: OUT), formerly CBS Outdoor, is one of the largest out-of-home media companies in the Americas and has a major presence in top markets throughout the United States, Canada, Mexico and South America. With traditional billboard and transit outdoor advertising properties, and a network of digital displays, OUTFRONT Media gives advertisers both breadth and depth of audience across key geographies, as well as immersive ways to connect with increasingly mobile consumers.

Contact:
Investors:
Gregory Lundberg
Senior Vice President, Investor Relations
(212) 297-6441
greg.lundberg@OUTFRONTmedia.com

Media:
Carly Zipp
Director of Communications
(212) 297-6479
carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate Adjusted OIBDA as operating income before depreciation, amortization, net (gains) losses on dispositions, stock-based compensation and restructuring charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets and amortization of direct lease acquisition costs, as well as the same adjustments for our equity based investments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other REITs. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per adjusted weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. We present weighted average shares on an adjusted basis for basic earnings per share (“EPS”) to give effect to the 23,000,000 shares issued on April 2, 2014, in connection with the initial public offering ("IPO”), the 97,000,000 shares outstanding after our stock split and 16,536,001 shares issued in connection with the distribution of accumulated earnings and profits as of July 17, 2014, the date we began operating in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes (the “E&P Purge”), and on an adjusted basis for diluted EPS to also give effect to dilutive potential shares from grants of restricted share units (“RSUs”), performance-based RSUs

(“PRSUs”) and stock options. Our management believes that these presentations are useful in evaluating our business because they allow users of our financial data to evaluate our basic and diluted per share results after giving effect to the issuance of shares of our common stock in connection with our IPO and the E&P Purge, which increased our outstanding shares of common stock. We calculate Adjusted OIBDA and Adjusted OIBDA margin, on a REIT-comparable basis, for the three months and six months ended June 30, 2015 and 2014, by adjusting the three and six months ended June 30, 2014, to include incremental costs associated with operating as a stand-alone public company of $1.6 million, which were incurred in the three months ended June 30, 2015, and $5.0 million, which were incurred in the six months ended June 30, 2015. We calculate operating income, net income, FFO, AFFO and related per weighted average share and per adjusted weighted average share amounts, on a REIT-comparable basis, for the three months and six months ended June 30, 2015 and 2014, by adjusting (1) the three and six months ended June 30, 2015, to exclude restructuring charges of $2.0 million ($1.5 million, net of tax) incurred in the three months ended June 30, 2015, and $2.6 million ($2.0 million, net of tax) incurred in the six months ended June 30, 2015, except with respect to AFFO and related per adjusted weighted average share amounts, which by definition includes this adjustment, (2) the three and six months ended June 30, 2015 and 2014, to exclude net gain (loss) on dispositions incurred in the three months and six months ended June 30, 2015 and 2014, except with respect to FFO, AFFO and related per adjusted weighted average share amounts, which by definition include this adjustment, (3) the three and six months ended June 30, 2014, to include incremental costs associated with operating as a stand-alone public company of $1.6 million ($1.4 million, net of tax) incurred in the three months ended June 30, 2015, and $5.0 million ($4.5 million, net of tax) incurred in the six months ended June 30, 2015, and, with respect to the six months ended June 30, 2014 only, one month of interest expense of $6.2 million ($6.2 million, net of tax) incurred in the six months ended June 30, 2015, relating to our entry into our term loan and the issuance of $800.0 million of our senior notes on January 31, 2014, (4) the six months ended June 30, 2014, with respect to AFFO and related per adjusted weighted average share amounts only, to include one month of amortization of deferred financing costs incurred in the six months ended June 30, 2015, of $0.4 million relating to our entry into our term loan, our revolving credit facility and the issuance of $800.0 million of our senior notes on January 31, 2014, and (5) the three and six months ended June 30, 2014, with respect to net income, FFO, AFFO, and related per weighted average share and per adjusted weighted average share amounts only, to exclude income taxes that would not have been incurred had we been operating as a REIT in the three months and six months ended June 30, 2014. Our management believes these adjusted presentations are useful in evaluating our business because they allow users of our financial data to compare our operating performance for the three months and six months ended June 30, 2015, against the operating performance for the three months and six months ended June 30, 2014, taking into account certain significant costs arising as a result of our separation from CBS Corporation, as well as the REIT tax treatment that would have applied had we been operating as a REIT for the periods presented. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO, AFFO and adjusted weighted average shares for basic and diluted EPS and, on a REIT-comparable basis, operating income, net income, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO, and, in each case, as applicable, related per weighted average share and per adjusted weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income, net income, weighted average shares outstanding for basic and diluted EPS, and net income per common share for basic and diluted EPS, the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Concerning Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our REIT status and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal concessions on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and advertising executives; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; hedging transactions; establishing an operating partnership; asset impairment charges for goodwill; diverse risks in our international business; a breach of our security measures; failure to comply with regulations regarding privacy and data protection; failing to establish in a timely manner “OUTFRONT” as an independently recognized brand name with a strong reputation; the financial information included in our filings with the Securities and Exchange Commission (the “SEC”) may not be a reliable indicator of our future results; cash available for distributions; legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service (the “IRS”); our failure to remain qualified to be taxed as a REIT; REIT ownership limits; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the IRS may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; our lack of an operating history as a REIT; we may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the SEC, including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

NOTES TO COVER TABLE

1.
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues").

2.
Presents Adjusted OIBDA, on a REIT-comparable basis, by adjusting the three months ended June 30, 2014, to include incremental costs associated with operating as a stand-alone public company of $1.6 million, which were incurred in the three months ended June 30, 2015. Presents operating income, net income, FFO, AFFO and related per adjusted weighted average share amounts, on a REIT-comparable basis, for the three months ended June 30, 2015 and 2014, by adjusting (1) the three months ended June 30, 2015, to exclude restructuring charges of $2.0 million ($1.5 million, net of tax) incurred in the three months ended June 30, 2015, except with respect to AFFO and related per adjusted weighted average share amounts, which by definition includes this adjustment, (2) the three months ended June 30, 2015 and 2014, to exclude net gain (loss) on dispositions incurred in the three months ended June 30, 2015 and 2014, except with respect to FFO, AFFO and related per adjusted weighted average share amounts, which by definition includes this adjustment, (3) the three months ended June 30, 2014, to include incremental costs associated with operating as a stand-alone public company of $1.6 million ($1.4 million, net of tax) incurred in the three months ended June 30, 2015, and (4) the three months ended June 30, 2014, with respect to net income, FFO, AFFO and related per adjusted weighted average share amounts only, to exclude income taxes that would not have been incurred had we been operating as a REIT in the three months ended June 30, 2014.

See "Non-GAAP Financial Measures" for an explanation of these non-GAAP financial measures, and see Exhibits 4-7 in this document for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 16

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Revenues:
Billboard	$280.1	$244.2	$527.0	$449.3
Transit and other	104.6	90.2	201.6	173.0
Total revenues	384.7	334.4	728.6	622.3
Expenses:
Operating	206.4	171.6	405.2	335.1
Selling, general and administrative	63.6	55.4	125.3	106.0
Restructuring charges	2.0	—	2.6	—
Net (gain) loss on dispositions	0.9	—	0.6	(0.9)
Depreciation	28.0	26.5	56.7	52.6
Amortization	29.2	22.6	57.0	44.5
Total expenses	330.1	276.1	647.4	537.3
Operating income	54.6	58.3	81.2	85.0
Interest expense, net	(28.9)	(18.5)	(56.7)	(31.0)
Other expense, net	(0.1)	—	—	(0.5)
Income before provision for income taxes and equity in earnings of investee companies	25.6	39.8	24.5	53.5
Provision for income taxes	(4.5)	(17.6)	(3.1)	(23.5)
Equity in earnings of investee companies, net of tax	1.1	0.2	1.9	0.8
Net income	$22.2	$22.4	$23.3	$30.8

Net income per common share:
Basic	$0.16	$0.19	$0.17	$0.28
Diluted	$0.16	$0.19	$0.17	$0.28

Weighted average shares outstanding:
Basic	137.4	119.7	137.1	108.4
Diluted	137.8	119.9	137.6	108.6

Net income per adjusted weighted average share(a):
Basic	$0.16	$0.16	$0.17	$0.23
Diluted	$0.16	$0.16	$0.17	$0.23

Adjusted weighted average shares(a):
Basic	137.4	136.5	137.1	136.5
Diluted	137.8	136.7	137.6	136.7

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 16

	As of
(in millions)	June 30, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$68.4	$28.5
Receivables, less allowance ($13.8 in 2015 and $14.2 in 2014)	224.4	217.5
Deferred income tax assets, net	1.7	2.3
Prepaid lease and transit franchise costs	102.1	68.2
Other prepaid expenses	28.3	26.1
Other current assets	14.3	12.7
Total current assets	439.2	355.3
Property and equipment, net	747.8	782.9
Goodwill	2,144.0	2,154.2
Intangible assets	606.8	633.2
Other assets	91.5	98.0
Total assets	$4,029.3	$4,023.6

Liabilities:
Current liabilities:
Accounts payable	$66.0	$75.2
Accrued compensation	34.1	34.6
Accrued interest	19.8	18.0
Accrued lease costs	22.4	34.4
Other accrued expenses	36.7	47.4
Deferred revenues	30.5	18.6
Other current liabilities	26.8	27.0
Total current liabilities	236.3	255.2
Long-term debt	2,301.7	2,198.3
Deferred income tax liabilities, net	15.2	17.2
Asset retirement obligation	36.6	36.6
Other liabilities	69.2	70.8
Total liabilities	2,659.0	2,578.1

Commitments and contingencies

Stockholders’ equity:
Common stock (2015 - 450.0 shares authorized, and 137.5 shares issued
and outstanding; 2014 - 450.0 shares authorized, and 136.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,925.1	1,911.2
Distribution in excess of earnings	(455.3)	(377.0)
Accumulated other comprehensive loss	(100.9)	(90.1)
Total stockholders’ equity	1,370.3	1,445.5
Total liabilities and stockholders’ equity	$4,029.3	$4,023.6

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 16

	Six Months Ended
	June 30,
(in millions)	2015	2014
Operating activities:
Net income	$23.3	$30.8
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	113.7	97.1
Deferred tax (benefit) liability	(0.9)	(12.9)
Stock-based compensation	8.0	4.7
Provision for doubtful accounts	1.8	1.6
Accretion expense	1.2	1.1
Net (gain) loss on dispositions	0.6	(0.9)
Equity in earnings of investee companies, net of tax	(1.9)	(0.8)
Distributions from investee companies	2.4	3.2
Amortization of deferred financing costs and debt discount and premium	2.9	1.9
Change in assets and liabilities, net of investing and financing activities	(77.0)	(50.8)
Net cash flow provided by operating activities	74.1	75.0

Investing activities:
Capital expenditures(b)	(27.7)	(29.3)
Acquisitions	(10.2)	—
Proceeds from dispositions	8.8	0.5
Net cash flow used for investing activities	(29.1)	(28.8)

Financing activities:
Proceeds from IPO	—	615.0
Proceeds from long-term debt borrowings - term loan and senior notes	—	1,598.0
Proceeds from long-term debt borrowings - new senior notes	103.8	—
Proceeds from borrowings under revolving credit facility	105.0	—
Repayments of borrowings under revolving credit facility	(105.0)	—
Deferred financing fees	(3.3)	(24.4)
Distribution of debt and IPO proceeds to CBS	—	(2,038.8)
Net cash contribution from CBS	—	42.2
Proceeds from stock option exercises	2.0	—
Taxes withheld for stock-based compensation	(3.8)	—
Dividends	(102.0)	(44.4)
Other	(0.6)	—
Net cash flow provided by (used for) financing activities	(3.9)	147.6

Effect of exchange rate changes on cash and cash equivalents	(1.2)	(0.2)
Net increase in cash and cash equivalents	39.9	193.6
Cash and cash equivalents at beginning of period	28.5	29.8
Cash and cash equivalents at end of period	$68.4	$223.4

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1.9	$28.3
Cash paid for interest	52.0	19.0

Non-cash investing and financing activities:
Accrued purchases of property and equipment	2.5	2.6
Issuance of stock for purchase of property and equipment	9.8	—
Taxes withheld for stock-based compensation	2.6	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 16

	Three Months Ended June 30, 2015
(in millions)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$246.9	$33.2	$—	$280.1
Transit and other	99.2	5.4	—	104.6
Total revenues	$346.1	$38.6	$—	$384.7
Organic revenues(c)
Billboard	$202.1	$33.2	$—	$235.3
Transit and other	94.9	5.4	—	100.3
Total organic revenues(c)	$297.0	$38.6	$—	$335.6
Non-organic revenues(d):
Billboard	$44.8	$—	$—	$44.8
Transit and other	4.3	—	—	4.3
Total non-organic revenues(d)	$49.1	$—	$—	$49.1

Operating income (loss)	$67.1	$1.3	$(13.8)	$54.6
Restructuring charges	2.0	—	—	2.0
Net (gain) loss on dispositions	0.9	—	—	0.9
Depreciation and amortization	51.0	6.2	—	57.2
Stock-based compensation	—	—	4.4	4.4
Adjusted OIBDA	$121.0	$7.5	$(9.4)	$119.1

Adjusted OIBDA margin	35.0%	19.4%	*	31.0%

Capital expenditures	$13.6	$1.0	$—	$14.6

	Three Months Ended June 30, 2014
(in millions)	U.S.	International	Corporate	Consolidated	In Constant $(e)
Revenues:
Billboard	$207.2	$37.0	$—	$244.2	$239.3
Transit and other	83.9	6.3	—	90.2	89.5
Total revenues	$291.1	$43.3	$—	$334.4	$328.8
Organic revenues(c)
Billboard	$205.5	$32.1	$—	$237.6	$237.6
Transit and other	83.4	5.6	—	89.0	89.0
Total organic revenues(c)	$288.9	$37.7	$—	$326.6	$326.6
Non-organic revenues(d):
Billboard	$1.7	$4.9	$—	$6.6	$1.7
Transit and other	0.5	0.7	—	1.2	0.5
Total non-organic revenues(d)	$2.2	$5.6	$—	$7.8	$2.2

Operating income (loss)	$64.2	$2.6	$(8.5)	$58.3
Net (gain) loss on dispositions	—	—	—	—
Depreciation and amortization	42.2	6.9	—	49.1
Stock-based compensation	—	—	2.9	2.9
Adjusted OIBDA	106.4	9.5	(5.6)	110.3
Incremental stand-alone costs	(0.1)	—	(1.5)	(1.6)
Adjusted OIBDA, on a REIT-comparable basis	$106.3	$9.5	$(7.1)	$108.7

Adjusted OIBDA margin	36.6%	21.9%	*	33.0%
Adjusted OIBDA margin, on a REIT-comparable basis	36.5%	21.9%	*	32.5%

Capital expenditures (b)	$12.3	$1.3	$—	$13.6

	Six Months Ended June 30, 2015
(in millions)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$468.0	$59.0	$—	$527.0
Transit and other	192.0	9.6	—	201.6
Total revenues	$660.0	$68.6	$—	$728.6
Organic revenues(c)
Billboard	$380.1	$59.0	$—	$439.1
Transit and other	182.5	9.6	—	192.1
Total organic revenues(c)	$562.6	$68.6	$—	$631.2
Non-organic revenues(d):
Billboard	$87.9	$—	$—	$87.9
Transit and other	9.5	—	—	9.5
Total non-organic revenues(d)	$97.4	$—	$—	$97.4

Operating income (loss)	$111.0	$(4.9)	$(24.9)	$81.2
Restructuring charges	2.6	—	—	2.6
Net loss on dispositions	0.5	0.1	—	0.6
Depreciation and amortization	101.3	12.4	—	113.7
Stock-based compensation	—	—	8.0	8.0
Adjusted OIBDA	$215.4	$7.6	$(16.9)	$206.1

Adjusted OIBDA margin	32.6%	11.1%	*	28.3%

Capital expenditures	$25.7	$2.0	$—	$27.7

	Six Months Ended June 30, 2014
(in millions)	U.S.	International	Corporate	Consolidated	In Constant $(e)
Revenues:
Billboard	$384.1	$65.2	$—	$449.3	$441.1
Transit and other	162.0	11.0	—	173.0	171.7
Total revenues	$546.1	$76.2	$—	$622.3	$612.8
Organic revenues(c)
Billboard	$381.0	$57.0	$—	$438.0	$438.0
Transit and other	160.7	9.7	—	170.4	170.4
Total organic revenues(c)	$541.7	$66.7	$—	$608.4	$608.4
Non-organic revenues(d):
Billboard	$3.1	$8.2	$—	$11.3	$3.1
Transit and other	1.3	1.3	—	2.6	1.3
Total non-organic revenues(d)	$4.4	$9.5	$—	$13.9	$4.4

Operating income (loss)	$104.2	$(3.1)	$(16.1)	$85.0
Net gain on dispositions	(0.8)	(0.1)	—	(0.9)
Depreciation and amortization	83.3	13.8	—	97.1
Stock-based compensation	—	—	4.7	4.7
Adjusted OIBDA	186.7	10.6	(11.4)	185.9
Incremental stand-alone costs	(0.6)	—	(4.4)	(5.0)
Adjusted OIBDA, on a REIT-comparable basis	$186.1	$10.6	$(15.8)	$180.9

Adjusted OIBDA margin	34.2%	13.9%	*	29.9%
Adjusted OIBDA margin, on a REIT-comparable basis	34.1%	13.9%	*	29.1%

Capital expenditures (b)	$24.5	$4.8	$—	$29.3

Exhibit 5: NON-GAAP CONSOLIDATED ADJUSTED STATEMENT OF OPERATIONS
(Unaudited) See Notes on Page 16

	Three Months Ended June 30,
	2015				2014
(in millions, except per share amounts)	Reported	Net Loss on Dispositions (f)	Restructuring Charges (g)	REIT -Comparable	Reported	Stand-Alone Costs (h)	REIT Tax Adjustment (j)	REIT - Comparable
Revenues	$384.7	$—	$—	$384.7	$334.4	$—	$—	$334.4
Operating	206.4			206.4	171.6			171.6
Selling, general and administrative	63.6			63.6	55.4	1.6		57
Restructuring charges	2.0		(2.0)	—	—			—
Net loss on dispositions	0.9	(0.9)		—	—			—
Depreciation	28.0			28.0	26.5			26.5
Amortization	29.2			29.2	22.6			22.6
Operating income	54.6	0.9	2.0	57.5	58.3	(1.6)	—	56.7
Interest expense	(28.9)			(28.9)	(18.5)			(18.5)
Other expense, net	(0.1)			(0.1)	—			—
Income before provision for income taxes and equity in earnings of investee companies	25.6	0.9	2.0	28.5	39.8	(1.6)	—	38.2
Benefit (provision) for income taxes	(4.5)	(0.4)	(0.5)	(5.4)	(17.6)	0.2	14.2	(3.2)
Equity in earnings in investee companies, net of tax	1.1			1.1	0.2			0.2
Net income	$22.2	$0.5	$1.5	$24.2	$22.4	$(1.4)	$14.2	$35.2

Net income per common share(k):
Basic	$0.16			$0.18	$0.19			$0.29
Diluted	$0.16			$0.18	$0.19			$0.29

Net income per adjusted weighted average share(a)(l)(m):
Basic	$0.16			$0.18	$0.16			$0.26
Diluted	$0.16			$0.18	$0.16			$0.26

	Six Months Ended June 30,
	2015				2014
(in millions, except per share amounts)	Reported	Net Loss on Dispositions (f)	Restructuring Charges (g)	REIT -Comparable	Reported	Net Gain on Dispositions(f)	Stand-Alone Costs (h)	Interest Expense (i)	REIT Tax Adjustment (j)	REIT - Comparable
Revenues	$728.6	$—	$—	$728.6	$622.3	$—	$—		$—	$622.3
Operating	405.2			405.2	335.1					335.1
Selling, general and administrative	125.3			125.3	106.0		5.0			111.0
Restructuring charges	2.6		(2.6)	—	—					—
Net (gain) loss on dispositions	0.6	(0.6)		—	(0.9)	0.9				—
Depreciation	56.7			56.7	52.6					52.6
Amortization	57.0			57.0	44.5					44.5
Operating income	81.2	0.6	2.6	84.4	85.0	(0.9)	(5.0)	—	—	79.1
Interest expense	(56.7)			(56.7)	(31.0)			(6.2)		(37.2)
Other expense, net	—			—	(0.5)					(0.5)
Income before provision for income taxes and equity in earnings of investee companies	24.5	0.6	2.6	27.7	53.5	(0.9)	(5.0)	(6.2)	—	41.4
Benefit (provision) for income taxes	(3.1)	(0.4)	(0.6)	(4.1)	(23.5)	0.7	0.5	—	21.7	(0.6)
Equity in earnings in investee companies, net of tax	1.9			1.9	0.8					0.8
Net income	23.3	0.2	2.0	25.5	$30.8	$(0.2)	$(4.5)	$(6.2)	$21.7	$41.6

Net income per common share(k):
Basic	$0.17			$0.19	$0.28					$0.38
Diluted	$0.17			$0.19	$0.28					$0.38

Net income per adjusted weighted average share(a)(l)(m):
Basic	$0.17			$0.19	$0.23					$0.30
Diluted	$0.17			$0.19	$0.23					$0.30

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Net income	$22.2	$22.4	$23.3	$30.8
Depreciation of billboard advertising structures	25.8	24.6	52.6	48.8
Amortization of real estate related intangible assets	14.2	10.8	28.6	21.5
Amortization of direct lease acquisition costs	9.2	8.4	16.7	15.4
Net (gain) loss on disposition of billboard advertising structures, net of tax	0.5	—	0.2	(0.2)
Adjustment related to equity-based investments	—	0.2	0.4	0.4
FFO	71.9	66.4	121.8	116.7
Restructuring charges, net of tax	1.5	—	2.0	—
Incremental stand-alone costs, net of tax(n)	—	(1.4)	—	(4.5)
Incremental interest expense, net of tax(o)	—	—	—	(6.2)
REIT tax adjustment(j)	—	14.2	—	21.7
FFO on a REIT-comparable basis	$73.4	$79.2	$123.8	$127.7

FFO	$71.9	$66.4	$121.8	$116.7
Adjustment for deferred income taxes	(0.5)	(6.0)	(0.9)	(12.9)
Cash paid for direct lease acquisition costs	(9.2)	(7.7)	(17.1)	(16.2)
Maintenance capital expenditures(b)	(6.6)	(4.7)	(13.1)	(10.3)
Restructuring charges - severance, net of tax	1.5	—	2.0	—
Other depreciation	2.2	1.9	4.1	3.8
Other amortization	5.8	3.4	11.7	7.6
Stock-based compensation	4.4	2.9	8.0	4.7
Non-cash effect of straight-line rent	(0.1)	(0.3)	0.3	(0.5)
Accretion expense	0.6	0.6	1.2	1.1
Amortization of deferred financing costs	1.4	1.2	2.9	1.9
AFFO	71.4	57.7	120.9	95.9
Incremental stand-alone costs, net of tax(n)	—	(1.4)	—	(4.5)
Incremental interest expense, net of tax(o)	—	—	—	(6.2)
Incremental amortization of deferred financing costs	—	—	—	0.4
REIT tax adjustment(j)	—	21.4	—	35.5
AFFO on a REIT-comparable basis	$71.4	$77.7	$120.9	$121.1

FFO on a REIT-comparable basis, per adjusted weighted average share(a)(l)(m):
Basic	$0.53	$0.58	$0.90	$0.94
Diluted	$0.53	$0.58	$0.90	$0.93

AFFO on a REIT-comparable basis, per adjusted weighted average share(a)(l)(m):
Basic	$0.52	$0.57	$0.88	$0.89
Diluted	$0.52	$0.57	$0.88	$0.89

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2015	2014	2015	2014
Adjusted OIBDA	$119.1	$110.3	$206.1	$185.9
Interest expenses, net of deferred financing costs and debt discount and premium	(27.5)	(17.3)	(53.8)	(29.1)
Incremental interest expense, net of tax and amortization of deferred financing costs and debt discount	—	—	—	(5.8)
Current taxes(p)	(5.9)	(23.6)	(5.0)	(35.7)
REIT tax adjustment (j)	—	21.4	—	35.5
Cash paid for direct lease acquisition costs	(9.2)	(7.7)	(17.1)	(16.2)
Maintenance capital expenditures (b)	(6.6)	(4.7)	(13.1)	(10.3)
Incremental stand-alone costs, net of tax (n)	—	(1.4)	—	(4.5)
Equity earnings of investee companies, net of tax	1.1	0.2	1.9	0.8
Adjustment related to equity-based investments	—	0.2	0.4	0.4
Non-cash effect of straight-line rent	(0.1)	(0.3)	0.3	(0.5)
Accretion expense	0.6	0.6	1.2	1.1
Other expense	(0.1)	—	—	(0.5)
AFFO on a REIT-comparable basis	$71.4	$77.7	$120.9	$121.1

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 16

	Three Months Ended			Six Months Ended
(in millions, except	June 30,		%	June 30,		%
percentages)	2015	2014	Change	2015	2014	Change
Operating expenses:
Billboard property lease	$93.2	$67.8	37.5%	$182.5	$132.1	38.2%
Transit franchise	54.7	46.9	16.6	107.0	91.1	17.5
Posting, maintenance and other	58.5	56.9	2.8	115.7	111.9	3.4
Total operating expenses	$206.4	$171.6	20.3	$405.2	$335.1	20.9

Exhibit 9: SUPPLEMENTAL ACQUISITION INFORMATION
(Unaudited) See Notes on Page 16

(in millions)	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15
Revenues - Van Wagner:
Billboard & Transit	$41.0	$48.7	$48.6	$49.9	$45.0	$48.4
Kiosks	4.1	4.7	5.0	5.3	1.6	—
Total	$45.1	$53.4	$53.6	$55.2	$46.6	$48.4

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)
Adjusted weighted average shares include the 23.0 million shares issued in connection with the IPO, the 97.0 million shares outstanding after our stock split, and the 16.5 million shares issued as a special dividend in connection with our conversion to a REIT for basic EPS. Adjusted weighted average shares for diluted EPS also include dilutive potential shares from grants of RSUs, PRSUs, and stock options.

(b)	Prior period amounts have been revised to the current presentation to reflect non-cash purchases of property and equipment.

(c)
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues").

(d)
Includes $49.1 million for the three months ended June 30, 2015, and $97.4 million for the six months ended June 30, 2015, primarily related to acquisitions. Includes $7.8 million for the three months ended June 30, 2014, and $13.9 million for the six months ended June 30, 2014, primarily related to the impact of foreign currency exchange rates.

(e)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(f)	Adjustment to exclude net (gain) loss on dispositions.

(g)	Adjustment to exclude restructuring charges.

(h)	Adjustment to reflect incremental costs to operate as a stand-alone company at the same level as 2015.

(i)	Adjustment to reflect incremental interest expense at the same level as 2015.

(j)	Adjustment to reflect tax balances as if we had been operating as a REIT for all respective periods.

(k)
Weighted average shares outstanding for basic EPS was 137.4 million shares and 137.8 million shares for diluted EPS for the three months ended June 30, 2015. Weighted average shares outstanding for basic EPS was 119.7 million shares and was 119.9 million shares for diluted EPS for the three months ended June 30, 2014. Weighted average shares outstanding for basic EPS was 137.1 million shares and 137.6 million shares for diluted EPS for the six months ended June 30, 2015. Weighted average shares outstanding for basic EPS was 108.4 million shares and was 108.6 million shares for diluted EPS for the six months ended June 30, 2014.

(l)
Adjusted weighted average shares for basic EPS reflects 137.4 million shares and for diluted EPS, reflects 137.8 million shares for the three months ended June 30, 2015. Adjusted weighted average shares for basic EPS reflects 136.5 million shares and for diluted EPS, reflects 136.7 million shares for the three months ended June 30, 2014. Adjusted weighted average shares for basic EPS reflects 137.1 million shares and for diluted EPS, reflects 137.6 million shares for the six months ended June 30, 2015. Adjusted weighted average shares for basic EPS reflects 136.5 million shares and for diluted EPS, reflects 136.7 million shares for the six months ended June 30, 2014.

(m)
On March 14, 2014, our board of directors declared a 970,000 to 1 stock split. As a result of the stock split, the 100 shares of our common stock then outstanding were converted into 97,000,000 shares of our common stock. The effects of the stock split have been applied retroactively for EPS purposes.

(n)	Adjustment to reflect incremental costs to operate as a stand-alone company, net of tax, at the same level as 2015.

(o)	Adjustment to reflect incremental interest expense, net of tax, at the same level as 2015.

(p)	Excludes the tax impact related to restructuring charges and net (gain) loss on dispositions.

* Calculation not meaningful